Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Amendment No. 2 to Form F-1 of our report dated August 22, 2025, which includes an explanatory paragraph relating to the Blue Gold Limited’s ability to continue as a going concern, relating to the financial statements of Blue Gold Limited as of and for the year ended December 31, 2024. We also consent to the reference to us under the caption “Auditors”.

/s/ Lateef Awojobi

LAO Professionals

PCAOB No: 7057

Lagos, Nigeria

August 25, 2025